Exhibit 99.2

THE HONORABLE MARSHA J. PECHMAN

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF WASHINGTON

AT SEATTLE

)
In re COINSTAR, INC., SHAREHOLDER	)	Lead Case No. 2:11-cv-00133-MJP
DERIVATIVE LITIGATION	)
	)	STIPULATION OF SETTLEMENT
)
This Document Relates To:	)
)
ALL ACTIONS.	)
)

This Stipulation of Settlement, dated April 27, 2012 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined further in ¶1.17 hereof), each by and through their respective counsel: (i) Plaintiffs MARTA/ATU Local 732 Employees Retirement Plan, Melvin Brenner, Roger Augstinaik, Sr., Jill Goldberg Nadley, Tom and Amy Willis, and Gary Wilkerson (“Plaintiffs”) (on behalf of themselves and derivatively on behalf of Coinstar, Inc. (“Coinstar” or the “Company”)); (ii) the Individual Defendants (defined below in ¶1.9); and (iii) nominal party Coinstar. The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined in ¶1.15), upon and subject to the terms and conditions hereof.

I.	INTRODUCTION AND PROCEDURAL OVERVIEW

On April 18, 2011, plaintiff MARTA/ATU Local 732 Employees Retirement Plan filed a complaint against the Individual Defendants and nominal party Coinstar in the United States District Court for the Western District of Washington (the “Court”): MARTA/ATU Local 732 Employees Retirement Plan v. Ahitov, et al., No. 2:11-cv-00663-RSM. On the same date, plaintiff Melvin Brenner filed a complaint in the Court entitled Brenner v. Bevier, et al., No. 2:11-cv-00655-JCC. By Order dated May 25, 2011, the two cases were consolidated as In re Coinstar, Inc., Shareholder Derivative Litigation, Lead Case No. 2:11-cv-00133-MJP (the “Federal Action”).

Three additional derivative actions were filed on behalf of Coinstar against certain of the Individual Defendants and nominal party Coinstar in the Superior Court of Washington for King County: Augustiniak v. Davis, et al., No. 11-2-08511-2-SEA; Nadley v. Davis, et al., No. 11-2-09424-3-SEA; and Willis, et al. v. Ahitov, et al., No. 11-2-13508-0. On October 11, 2011, the state court actions were consolidated as In re Coinstar, Inc. Derivative Litigation, Master File No. 11-2-08511-2-SEA (the “State Action”). The Federal Action and the State Action are referred to collectively in this Stipulation as the “Actions.”

On July 15, 2011, Plaintiffs in the Federal Action filed a Consolidated Shareholder Derivative Complaint (“Consolidated Complaint”). The Consolidated Complaint asserted claims on behalf of Coinstar against its Board of Directors, one former member of its Board of Directors, and certain top officers for breach of fiduciary duty, abuse of control, gross mismanagement, and unjust enrichment. The Consolidated Complaint further alleged that the Individual Defendants caused or failed to prevent Coinstar from making allegedly false and misleading statements about its business, financial condition and prospects for future growth, and, as a result, may be held liable to Coinstar for damages.

On August 12, 2011, the Individual Defendants and Coinstar filed a Motion to Dismiss the Consolidated Complaint on the grounds that, under the law of Delaware, Plaintiffs lacked standing to sue because, among other things, they had not adequately pleaded that a pre-suit demand on the Coinstar Board of Directors was excused as futile. The Individual Defendants and Coinstar argued that the Consolidated Complaint failed to demonstrate that a majority of the Coinstar Board of Directors faced a substantial likelihood of liability for breach of fiduciary duty, abuse of control, gross mismanagement and/or unjust enrichment.

On September 2, 2011, Plaintiffs filed an Opposition to the Individual Defendants and Coinstar’s Motion to Dismiss. In their Opposition, Plaintiffs argued that the particularized factual allegations contained in the Consolidated Complaint were sufficient to demonstrate that a pre-suit demand upon the Coinstar Board of Directors was excused as futile.

On September 23, 2011, the Individual Defendants and Coinstar filed a Reply to Plaintiffs’ Opposition arguing again that a pre-suit demand upon the Coinstar Board of Directors was necessary.

On November 8, 2011, the Court, the Honorable Marsha J. Pechman presiding, conducted a hearing on the Individual Defendants and Coinstar’s Motion to Dismiss the Consolidated Complaint. Following the hearing, on November 14, 2011, the Court issued an Order granting the Motion to Dismiss, finding that the Consolidated Complaint failed to plead facts sufficient to excuse a pre-suit demand upon the Coinstar Board of Directors as futile. The Court also granted Plaintiffs leave to file an amended complaint.

Following the Court’s November 14, 2011 dismissal Order, Plaintiffs served a written inspection demand upon the Board of Directors of Coinstar, seeking, among other things, documents relating to demand futility. On November 23, 2011, Plaintiffs also filed a Motion to Stay Action and/or Defer the Filing of the Amended Complaint Pending Completion of Plaintiffs’ Inspection Demand (“Motion to Stay/Defer”), which the Individual Defendants and Coinstar opposed on December 5, 2011. Plaintiffs filed a Reply in support of the Motion to Stay/Defer on December 9, 2011.

On December 22, 2011, the Court issued an Order on the Motion to Stay/Defer. In the Order, the Court, subject to certain terms and conditions, deferred the filing of an amended complaint for a period of time to allow Plaintiffs and Coinstar to resolve the inspection demand. Thereafter, negotiations regarding resolution of the inspection demand ensued.

As negotiations concerning the inspection demand continued during the first quarter of 2012, settlement discussions between the Settling Parties also resumed. Plaintiffs, the Individual Defendants, and Coinstar had participated in an all-day mediation before the Honorable Layn R. Phillips, United States District Judge (Ret.) on September 2, 2011. However, that mediation failed to produce a settlement. The settlement negotiations during early 2012 were more productive and ultimately, with the substantial assistance of Judge Phillips, the Settling Parties reached an agreement in principle to resolve the Actions.

As a result of the Actions and settlement reflected in the Stipulation, Coinstar will institute corporate governance reforms. The Settling Parties believe that a settlement at this juncture on the terms and on the conditions set forth in this Stipulation is fair, reasonable, and adequate.

II.	CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs believe that the claims asserted in the Actions have merit. However, Plaintiffs recognize the expense and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and through appeals. Plaintiffs have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Actions. Plaintiffs believe that the Settlement set forth in the Stipulation confers substantial benefits upon Coinstar and its shareholders. Based on their evaluation, Plaintiffs believe that the Settlement set forth in this Stipulation is in the best interests of Coinstar and its shareholders.

III.	THE INDIVIDUAL DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants (as defined in ¶1.9) have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions. The Individual Defendants have denied and continue to deny all claims of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. The Individual Defendants also have denied and continue to deny, inter alia, the allegations that Plaintiffs, Coinstar or its shareholders have suffered damage, or that Plaintiffs, Coinstar or its shareholders were harmed by the conduct alleged in the Actions. The Individual Defendants have further asserted that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Coinstar and its shareholders.

Nonetheless, the Individual Defendants have concluded that further conduct of the Actions would be protracted and expensive, and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Individual Defendants agree to the proposed settlement without admitting any wrongdoing or liability.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (as defined below in ¶1.12) (for themselves and derivatively on behalf of Coinstar), Coinstar, and the Individual Defendants, by and through their respective counsel or attorneys of record:

1.	Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.1 “Actions” means collectively the consolidated action pending in the United States District Court for the Western District of Washington entitled In re Coinstar, Inc, Shareholder Derivative Litigation, Lead Case No. 2:11-cv-00133-MJP and the consolidated action pending in the Superior Court of Washington for King County entitled In re Coinstar, Inc. Derivative Litigation, Master File No. 11-2-08511-2-SEA.

1.2 “Coinstar” means Coinstar, Inc. and its predecessors, successors, subsidiaries, affiliates, divisions, and assigns.

1.3 “Complaint” means the complaints filed in the Actions.

1.4 “Court” means the United States District Court for the Western District of Washington.

1.5 “Defendants” means nominal defendant Coinstar and the Individual Defendants.

1.6 “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 of this Stipulation have been met and have occurred.

1.7 “Federal Action” means this consolidated action captioned In re Coinstar, Inc. Shareholder Derivative Litigation, Lead Case No. 2:11-cv-00133-MJP.

1.8 “Final” means the time when the Judgment (as defined below in ¶1.10) and the order dismissing with prejudice the State Action have not been reversed, vacated, or modified in any way or are no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Actions; or (2) an appeal has been filed and the courts of appeal has/have either affirmed the Judgment/dismissal or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment/dismissal or affirmed the court of appeals’ decision affirming the Judgment/dismissal or dismissing the appeal.

1.9 “Individual Defendants” means Arik A. Ahitov, David M. Eskenazy, Robert D. Sznewajs, Ronald B. Woodard, Deborah L. Bevier, Daniel W. O’Connor, Paul D. Davis, Gregg A. Kaplan, Galen Smith, and J. Scott Di Valerio.

1.10 “Judgment” means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

1.11 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.12 “Plaintiffs” means MARTA/ATU Local 732 Employees Retirement Plan, Melvin Brenner, Roger Augustiniak, Sr., Jill Goldberg Nadley, Tom and Amy Willis, and Gary Wilkerson, and (as applicable) their respective parents, subsidiaries, affiliates, directors, officers, agents, employees, representatives, insurers, spouses, marital communities, heirs, successors, subrogees, transferees, and assignees.

1.13 “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal services to any Plaintiffs in connection with the Actions.

1.14 “Related Persons” means (1) each Individual Defendant’s respective spouse, marital communities, heirs, successors, executors, estates, or administrators; any entity in which an Individual Defendant and/or member(s) of his or her family has or had a controlling interest; any members of an Individual Defendant’s immediate family; or any trust of which any Individual Defendant is or was the settlor or which is or was for the benefit of any Individual Defendant and/or member(s) of his or her family; (2) each of the Individual Defendant’s present and former attorneys, legal representatives, insurers, and assigns in connection with the Actions; and (3) all past and present directors, officers, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries and divisions, of Coinstar.

1.15 “Released Claims” shall collectively mean all claims (including “Unknown Claims,” as defined below in ¶1.20), debts, demands, rights, liabilities, and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that could have been asserted by any derivative plaintiff on behalf of Coinstar, or by Coinstar, against each and every Released Person (including, without limitation, claims for damages, interest, attorneys’ fees, expert or consulting fees and any other costs, expenses or liability, negligence, negligent supervision, gross negligence, intentional conduct, indemnification, breach of duty of care and/or breach of duty of loyalty or good faith, fraud, misrepresentation, unjust enrichment, constructive trust, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations) that were alleged in the Actions, or that arise from or relate to the matters or occurrences that were alleged in the Actions, or that could have been asserted with respect to the matters or occurrences that were alleged in the Actions, for conduct through and including the date on which this Stipulation is fully executed by all signatories.

1.16 “Released Persons” means each and all of the Individual Defendants and their Related Persons.

1.17 “Settling Parties” means, collectively, each of the Individual Defendants, Plaintiffs (on behalf of themselves and derivatively on behalf of Coinstar), and Coinstar.

1.18 “State Action” means the consolidated action entitled In re Coinstar, Inc. Derivative Litigation, Master File No. 11-2-08511-2-SEA (Wash. Super. Ct. King County).

1.19 “State Court” means the Superior Court of the State of Washington, King County.

1.20 “Unknown Claims” means any of the Released Claims which any of Plaintiffs, Coinstar, or Coinstar shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs, Individual Defendants, and Coinstar shall expressly waive and each of the Coinstar shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, Plaintiffs, Individual Defendants, and Coinstar shall expressly waive and each of the Coinstar shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiffs, Individual Defendants, Coinstar, and Coinstar shareholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff, Released Person, and Coinstar shall expressly settle and release, and each Coinstar shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Coinstar shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

2.	Corporate Governance Measures

2.21 In connection with the prosecution and settlement of the Actions, Coinstar has agreed to implement the Corporate Governance Measures set forth below. The Corporate Governance Measures shall be adopted within ninety (90) days after the Effective Date of the Settlement and maintained for a minimum of three years from the Effective Date. Defendants acknowledge that the pendency and prosecution of the Actions were the substantial cause in the Company’s decision to implement the Corporate Governance Measures.

AUDIT COMMITTEE RESPONSIBILITIES

1. The Board shall add a provision to the Audit Committee’s Charter expressly providing that the Audit Committee will have at least four regularly scheduled meetings annually to review the Company’s annual and interim financial statements and disclosures, as well as related independent auditor attestations, certifications and/or reports.

2. The Board shall add a provision to the Audit Committee’s Charter expressly requiring that the Audit Committee shall hold executive sessions with the Company’s Head of Internal Audit, its independent auditor and its financial management as a routine item on its agenda for each of its regularly scheduled meetings.

INSIDER TRADING CONTROLS

3. The Board shall adopt a resolution stating that the Company’s Insider Trading Policy compliance officer shall report any violations of the Insider Trading Policy to the Company’s Board at its next regularly scheduled meeting.

4. The Company shall review its list of directors, executive officers and designated employees and consultants of the Company subject to the Company’s Insider Trading Policy’s pre-clearance procedures, and modify this list based upon the results of this review.

ENHANCED INTERNAL AUDITING

5. The Board shall adopt a resolution that establishes a policy whereby the Head of Internal Audit shall operate independently in relation to the Company’s management and report directly to the Board’s Audit Committee.

6. The Board shall add a provision to the Audit Committee Charter expressly requiring that at the end of each quarter the Head of Internal Audit shall present to the Audit Committee and/or the Board reports relating to control weaknesses/deficiencies, related risk exposures, and the Company’s progress on remediation of control weaknesses/deficiencies.

3.	Procedure for Implementing the Settlement

3.22 Promptly after execution of this Stipulation, Plaintiffs shall submit the Stipulation and its exhibits to the Court and shall apply for an order, substantially in the form of Exhibit A hereto, requesting the preliminary approval of the Settlement set forth in this Stipulation (the “Preliminary Approval Order”), and approval for the publication of the Notice of Proposed Settlement, substantially in the form of Exhibit A-1 hereto, which shall include the terms of the Settlement set forth in this Stipulation, the proposed fees and expenses to be paid to Plaintiffs’ Counsel, and the date of the Settlement Hearing (as defined below). Within ten (10) days of the issuance of the Preliminary Approval Order, Coinstar shall cause the Notice of Proposed Settlement and Stipulation to be filed with the U.S. Securities and Exchange Commission, shall publish the short-form Summary Notice of Settlement for one day in Investor’s Business Daily, and shall post the Notice of Proposed Settlement on Coinstar’s website. All costs in providing notice will be paid by Coinstar.

3.23 Plaintiffs will request that after notice is given, the Court hold a hearing (the “Settlement Hearing”) and approve the settlement of the Actions as set forth herein, including payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount separately negotiated by counsel for Plaintiffs and Coinstar, with the assistance of a mediator, the Honorable Layn R. Phillips, United States District Judge (Ret.), and enter the Judgment.

3.24 Within ten (10) business days after the issuance of an Order by the Court finally approving the Settlement, the Settling Parties and their counsel shall jointly apply to the State Court for an order dismissing with prejudice the State Action, and shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper and appropriate to secure dismissal with prejudice of the State Action.

4.	Releases

4.25 Upon the Effective Date (as defined in ¶1.6), Coinstar, Plaintiffs (acting on their own behalf and derivatively on behalf of Coinstar), and each of Coinstar’s shareholders (solely in their capacity as Coinstar shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with, the defense, settlement or resolution of the Actions against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

4.26 Upon the Effective Date (as defined in ¶1.6), Coinstar, Plaintiffs (acting on their own behalf and derivatively on behalf of Coinstar), and each of Coinstar’s shareholders (solely in their capacity as Coinstar shareholders) will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding, arising out of, related to, or in connection with, the settlement or resolution of the Actions, provided that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

4.27 Upon the Effective Date (as defined in ¶1.6), each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, Coinstar, and all of the Coinstar shareholders (solely in their capacity as Coinstar shareholders) from all claims

(including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

5.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

5.28 After negotiating the Corporate Governance Reforms, counsel for Plaintiffs and Coinstar, with the substantial assistance of the Honorable LaynR. Phillips, U.S. District Court Judge (Ret.), negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in the Actions. In light of the substantial benefits conferred upon Coinstar by Plaintiffs’ Counsel’s efforts, Coinstar has agreed to pay (or cause to be paid by its insurers) $750,000 to Plaintiffs’ Counsel for their fees and expenses, subject to Court approval (“Fee Award”). Within ten (10) business days of issuance of an Order by the Court finally approving the Settlement, notwithstanding the existence of any timely filed objections to the Settlement, or potential for appeal therefrom, Coinstar shall cause the attorneys’ fees to be paid to Robbins Geller Rudman & Dowd LLP as receiving agent for Plaintiffs’ Counsel. Plaintiffs’ Counsel shall then be responsible for the allocation of such fees and expenses to Plaintiffs’ Counsel, based upon each counsel’s contribution to the prosecution and/or settlement of the Actions.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

6.29 The Effective Date is conditioned on the occurrence of all of the following events, and is the first date by which all of the following events and conditions have been met and have occurred:

(a) approval of the Settlement by the Coinstar Board of Directors as in the best interest of Coinstar and its shareholders;

(b) entry by the Court of the Judgment and an order approving the Settlement;

(c) dismissal with prejudice of the State Action;

(d) payment of the Fee Award; and

(e) the Judgment has become Final.

6.30 If any of the conditions specified in ¶6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶6.3, unless Plaintiffs, the Individual Defendants, and Coinstar mutually agree in writing to proceed with the Stipulation.

6.31 If for any reason the Effective Date of the Stipulation does not occur, then the Fee Award and any and all interest accrued thereon since payment, shall be returned to Coinstar within ten (10) business days of said event. The return obligation set forth in this paragraph is the joint and several obligation of all those Plaintiffs’ Counsel who have received a payment in the Actions. Each such Plaintiffs’ Counsel’s law firm, as a condition of receiving such payment, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purposes of enforcing this ¶6.3.

7.	Miscellaneous Provisions

7.32 The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation and Settlement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and the Settlement and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation and the Settlement.

7.33 Pending the Effective Date of this Stipulation or the termination of the Stipulation according to its terms, Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Person.

7.34 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs, the Individual Defendants, and Coinstar with respect to the Actions. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense. The Settling Parties agree that the claims are being settled voluntarily after consultation with competent legal counsel. The Settling Parties will jointly request that the Judgment contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws.

7.35 Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be, or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

7.36 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.37 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.38 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Settling Party shall bear its own costs.

7.39 Counsel for Plaintiffs, the Individual Defendants, and Coinstar are expressly authorized by their respective clients to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by their respective clients to enter into any modifications or amendments to the Stipulation which they deem appropriate on behalf of their respective clients.

7.40 The Stipulation may be executed in one or more counterparts. A faxed signature or electronically scanned (in .pdf format) signature shall be deemed an original signature for the purposes of this Stipulation. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court and, thereafter, with the State Court.

7.41 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

7.42 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Stipulation and the Settlement.

7.43 This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Washington, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Washington without giving effect to that state’s choice-of-law principles.

7.44 The Settling Parties hereby represent and warrant that they have not assigned any rights, claims or causes of action that were asserted or could have been asserted in connection with, under or arising out of the Released Claims.

7.45 Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated April 27, 2012.

ROBBINS GELLER RUDMAN & DOWD LLP DARREN J. ROBBINS TRAVIS E. DOWNS III ELLEN GUSIKOFF STEWART BENNY C. GOODMAN III

/s/ Ellen Gusikoff Stewart
ELLEN GUSIKOFF STEWART

655 West Broadway, Suite 1900

San Diego, CA 92101

Telephone: 619/231-1058

619/231-7423 (fax)

Email: darrenr@rgrdlaw.com

Email: travisd@rgrdlaw.com

Email: elleng@rgrdlaw.com

Email: bennyg@rgrdlaw.com

ROBBINS GELLER RUDMAN
    & DOWD LLP

MATTHEW S. MELAMED

Post Montgomery Center

One Montgomery Street, Suite 1800

San Francisco, CA 94104

Telephone: 415/288-4545

415/288-4534 (fax)

Email: mmelamed@rgrdlaw.com

Lead Counsel for Plaintiffs

LAW OFFICES OF TAMARA J. DRISCOLL TAMARA J. DRISCOLL (WSBA #29212)

/s/ Tamara J. Driscoll
TAMARA J. DRISCOLL

321 North 80th Street Seattle, WA 98103 Telephone: 206/724-5362 Email: tamaradriscoll@alumni.nd.edu

Liaison Counsel

JACOBS & SLAWSKY, P.A. NORMAN J. SLAWSKY

/s/ Norman J. Slawsky
NORMAN J. SLAWSKY

3516 Covington Highway Decatur, GA 30032 Telephone: 404/299-1211 404/299-1288 (fax) Email: nslawsky@gmail.com

TERRELL MARSHALL DAUDT & WILLIE PLLC BETH E. TERRELL (WSBA #26759) JENNIFER RUST MURRAY (WSBA #36983)

/s/ Beth E. Terrell
BETH E. TERRELL

936 North 34th Street, Suite 400 Seattle, WA 98103 Email: bterrell@tmdwlaw.com Email: jmurray@tmdwlaw.com

SCHUBERT JONCKHEER & KOLBE LLP ROBERT C. SCHUBERT WILLEM F. JONCKHEER DUSTIN L. SCHUBERT

/s/ Willem F. Jonckheer
WILLEM F. JONCKHEER

Three Embarcadero Center, Suite 1650

San Francisco, CA 94111

Telephone: 415/788-4220

415/788-0161 (fax)

Email: rschubert@schubertlawfirm.com

Email: wjonckheer@schubertlawfirm.com

Email: dschubert@schubertlawfirm.com

Additional Counsel for Plaintiffs

THE WEISER LAW FIRM, P.C. ROBERT B. WEISER BRETT D. STECKER

/s/ Robert B. Weiser
ROBERT B. WEISER

22 Cassatt Avenue Berwyn, PA 19312 Telephone: 610/225-2677 610/408-8062 (fax)

THE WEISER LAW FIRM, P.C. KATHLEEN A. HERKENHOFF 12707 High Bluff Drive, Suite 200 San Diego, CA 92130 Telephone: 858/794-1441 858/794-1450 (fax)

Co-Lead Counsel and Counsel for Plaintiff Roger Augustiniak, Sr. RYAN & MANISKAS, LLP KATHARINE M. RYAN RICHARD A. MANISKAS

/s/ Richard A. Maniskas
RICHARD A. MANISKAS

995 Old Eagle School Road, Suite 311 Wayne, PA 19087 Telephone: 484/588-5516 484/450-2582 (fax)

Co-Lead Counsel and Counsel for Plaintiff Jill Goldberg Nadley

BADGLEY-MULLINS LAW GROUP PLLC DUNCAN C. TURNER

/s/ Duncan C. Turner
DUNCAN C. TURNER

701 Fifth Avenue, Suite 4750 Seattle, WA 98104 Telephone: 206/621-6566 206/621-9686 (fax)

Liaison Counsel and Counsel for Plaintiffs Roger Augustiniak, Sr. and Jill Goldberg Nadley

WILSON SONSINI GOODRICH & ROSATI, P.C. BARRY M. KAPLAN GREGORY L. WATTS EMILY S. SCHLESINGER

/s/ Gregory L. Watts
GREGORY L. WATTS

701 Fifth Avenue, Suite 5100 Seattle, WA 98104-7036 Telephone: 206/883-2500 206/883-2699 (fax) Email: bkaplan@wsgr.com Email: gwatts@wsgr.com Email: eschlesinger@wsgr.com

Attorneys for Defendants Arik A. Ahitov, David

M. Eskenazy, Daniel W. O’Connor, Robert D.

Sznewajs, Ronald B. Woodard, Deborah L.

Bevier, Paul D. Davis, Gregg A. Kaplan, Galen

Smith, J. Scott Di Valerio, and Nominal Defendant Coinstar